Exhibit 99.(a)(51)

THE LAZARD FUNDS, INC.

ARTICLES SUPPLEMENTARY

THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended (the “1940 Act”).

SECOND: By action of the Board of Directors of the Corporation, the fifty million (50,000,000) unissued shares of Institutional Common Stock, fifty million (50,000,000) unissued shares of Open Common Stock and fifty million (50,000,000) unissued shares of R6 Common Stock of Lazard International Equity Value Portfolio, par value one tenth of one cent ($.001) per share, with an aggregate par value of one hundred fifty thousand dollars ($150,000), that the Corporation has authority to issue are hereby reclassified as fifty million (50,000,000) unissued shares of Institutional Common Stock, fifty million (50,000,000) unissued shares of Open Common Stock and fifty million (50,000,000) unissued shares of R6 Common Stock of Lazard US Convertibles Portfolio.

THIRD: The total number of shares of capital stock of all classes that the Corporation has authority to issue is six billion nine hundred million (6,900,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of six million nine hundred thousand dollars ($6,900,000.00), classified as shares of Institutional Common Stock, Open Common Stock and R6 Common Stock of each of the following Portfolios, prior to the foregoing reclassification, as follows:

Portfolio	Shares Authorized
Lazard US Equity Concentrated Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Equity Focus Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	100,000,000
R6 Common Stock	50,000,000
Lazard US Small-Mid Cap Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Sustainable Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Portfolio	Shares Authorized
Lazard US Systematic Small Cap Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Advantage Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Quality Growth Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Value Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Strategic Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Small Cap Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Managed Equity Volatility Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Strategic Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
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Portfolio	Shares Authorized
Lazard Equity Franchise Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Listed Infrastructure Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Core Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Equity Portfolio
Institutional Common Stock	700,000,000
Open Common Stock	200,000,000
R6 Common Stock	500,000,000
Lazard Developing Markets Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Equity Advantage Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Equity Blend Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Debt Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Real Assets Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Corporate Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Short Duration Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
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Portfolio	Shares Authorized
Lazard Global Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Dynamic Multi-Asset Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Enhanced Opportunities Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Opportunistic Strategies Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Unclassified	800,000,000
Total	6,900,000,000

FOURTH: As hereby classified and reclassified, the total number of shares of capital stock of all classes that the Corporation has authority to issue is six billion nine hundred million (6,900,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of six million nine hundred thousand dollars ($6,900,000.00), classified as shares of Institutional Common Stock, Open Common Stock and R6 Common Stock of each of the following Portfolios (each, a “Portfolio”), or being unclassified, as follows:

Portfolio	Shares Authorized
Lazard US Equity Concentrated Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Equity Focus Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	100,000,000
R6 Common Stock	50,000,000
Lazard US Small-Mid Cap Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Sustainable Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
4

Portfolio	Shares Authorized
Lazard US Systematic Small Cap Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Advantage Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Quality Growth Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Convertibles Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Strategic Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Small Cap Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Managed Equity Volatility Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Strategic Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
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Portfolio	Shares Authorized
Lazard Equity Franchise Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Listed Infrastructure Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Core Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Equity Portfolio
Institutional Common Stock	700,000,000
Open Common Stock	200,000,000
R6 Common Stock	500,000,000
Lazard Developing Markets Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Equity Advantage Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Equity Blend Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Debt Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Real Assets Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Corporate Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Short Duration Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
6

Portfolio	Shares Authorized
Lazard Global Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Dynamic Multi-Asset Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Enhanced Opportunities Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Opportunistic Strategies Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Unclassified	800,000,000
Total	6,900,000,000

FIFTH: The shares of Institutional Common Stock, Open Common Stock and R6 Common Stock of each Portfolio of the Corporation as classified immediately hereby (and all shares of Institutional Common Stock, Open Common Stock and R6 Common Stock, respectively, of any Portfolio issued after these Articles Supplementary become effective regardless of whether such shares are currently unissued or become unissued as a result of the subsequent redemption or repurchase by the Corporation of such shares) shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as previously set forth in the Charter with respect to any particular Portfolio and otherwise as set forth in Article FIFTH of the Corporation’s Charter and shall be subject to all provisions of the Corporation’s Charter relating to stock of the Corporation generally, and to the following:

(1)	As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Open Common Stock, Institutional Common Stock and R6 Common Stock of the Corporation shall be determined separately from each other and, accordingly, the net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation’s stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, each class of the Corporation’s stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.
(2)	Assets of the Corporation attributable to the Open Common Stock, the Institutional Common Stock and the R6 Common Stock of each Portfolio shall be invested in the same respective Portfolio.
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(3)	At such times (which may vary between and among the holders of Institutional Common Stock or R6 Common Stock of the Portfolios) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the 1940 Act, applicable rules and regulations thereunder, and applicable rules and regulations of the Financial Industry Regulatory Authority, and reflected in the pertinent registration statement of the Corporation (the “Registration Statement”), certain of the shares of Institutional Common Stock or R6 Common Stock of each Portfolio may be automatically converted into shares of the Open Common Stock of the respective Portfolio, based on the relative net asset values of such classes at the time of conversion, subject to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Registration Statement.
(4)	Proceeds from the redemption of a share of Institutional Common Stock, Open Common Stock or R6 Common Stock of a Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the Registration Statement from time to time.
(5)	The dividends and distributions of investment income and capital gains with respect to each class of stock of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.
(6)	Except as may otherwise be required by law, the holders of each class of stock of the Corporation shall have (a) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (b) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

SIXTH: The Board of Directors of the Corporation has classified the authorized shares of capital stock as provided herein under the authority contained in its Charter.

IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles Supplementary to be signed as of December 8, 2022 in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, and state that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

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THE LAZARD FUNDS, INC.

By:	/s/ Mark R. Anderson
Name: Mark R. Anderson
Title: Vice President

WITNESS:

/s/ Jessica Falzone
Name: Jessica Falzone
Title: Assistant Secretary
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